Exhibit 99.1
Touchpoint Metrics Reports Q1 FY 2015 Financial Results
Touchpoint Metrics is pleased to announce financial results for the quarter ended March 31, 2015, and a successful capital raise.
San Francisco, CA, -- May 28, 2015 (GlobeNewswire) -- Customer experience solutions company Touchpoint Metrics Inc. (OTCQB:TPOI) is pleased to announce financial results for the quarter ended March 31, 2015.
Lynn Davison, the company's Chief Operating Officer, stated, "Entering 2015, we focused our efforts on offering new products and solutions to current customers. As a result, we increased revenues from our top four customers, and increased revenues on a percentage basis for three of these four.  In support of our continued business growth, we plan to develop additional strategic partnerships and programs that serve multiple markets. In addition, I am pleased to report we are ramping up our sales team with the intent to expand our customer base in existing and new industry sectors."
Select financial highlights for the quarter ending March 31, 2015 as compared to the same period last year include:
▪ Total revenue increased by 16 percent;
▪ Gross profit decreased by 12 percent;
▪ Total expenses decreased 4 percent;
▪ Net loss increased by 13 percent.
The foregoing percentages are derived from selected line items set forth in our financial statements for the period ended March 31, 2015 and do not reflect our complete financial condition. For a complete discussion of our financial condition we refer you to our Form 10-Q for the period ending March 31, 2015 as filed with the Securities and Exchange Commission on EDGAR.
"Results from the first quarter of this year reflect our focus on solidifying our value proposition to software and services clients as they continue to validate the market need for corporations to better understand, improve and manage their customer experiences," said Michael Hinshaw, Touchpoint Metrics President and CEO. "Everyone at Touchpoint Metrics is excited by our opportunities ahead, and are genuinely motivated to take this company to the next level."

 "I am also pleased to announce that we've just closed on a capital raise, resulting in proceeds to the company of $513,750. These funds bolster our cash position, give us the ability to augment our marketing and sales activities, and allow us to initiate new growth and expansion plans we've been working on. We are grateful to our investors for their support and continued belief in our vision."
To view more detail on these and other results of operations, please find the company's SEC filings online at: http://www.otcmarkets.com/stock/TPOI/filings.

About Touchpoint Metrics
Touchpoint Metrics is a customer experience software, solutions and services company. Touchpoint Mapping®--our signature product and approach to quantifying customer experience--has driven significant business results for some of the world's leading companies, automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the Customer" insights to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.
General Information: 1-855-938-8100 toll free in the U.S., or +1-415-938-8100
Media: Denise Marshall at 1-415-938-8100, Ext. 706
 Investors: Andrew Barwicki 1-516-662-9461
Online at: http://mcorp.cx/ and http://www.investors.touchpointmetrics.com/
This press release includes a number of forward-looking statements that may reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe," "expect," "plan," "estimate," "anticipate," "intend," "project," "will," "predicts," "seeks," "may," "would," "could," "potential," "continue," "ongoing," "should" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from our predictions. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.